FIRST AMENDMENT TO
                         LOAN AGREEMENT


     This First Amendment to Loan Agreement (this "Amendment") is made and entered into as of the 28th day of December, 1993, by and between FOREST OIL CORPORATION, a New York corporation with principal offices at 950 17th Street, Colorado National Building, Denver, Colorado 80202 (the "Borrower"), and JOINT ENERGY DEVELOPMENT INVESTMENTS LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 1400 Smith Street, Houston, Texas 77002 (the "Lender").

      WHEREAS, reference for all purposes is hereby made to that certain Loan Agreement dated December 28, 1993, between Borrower and Lender (the "Loan Agreement"); and

      WHEREAS,  Borrower  and Lender desire  to  amend  the  Loan
Agreement as hereinafter set forth;

      NOW,  THEREFORE, for and in consideration  of  ten  dollars
($10.00) and other good and valuable consideration, Borrower and Lender hereby agree as follows:

      1. Article 3 of the Loan Agreement is amended by adding the following section:

           Section 3.30 No Shared Collateral. None of the Collateral constitutes JEDI Shared Collateral as defined by that certain Amendment No. 1 to Security Agreement dated as of December 28, 1993, between Borrower and Chase.

      2. Article 5 of the Loan Agreement is amended by adding the following section:

          Section 5.12 No Shared Collateral. Borrower will not permit any Collateral to constitute JEDI Shared Collateral as defined by that certain Amendment No. 1 to Security Agreement dated as of December 28, 1993, between Borrower and Chase.

      3. Paragraph 5 of Exhibit Q to the Loan Agreement is amended by substituting therefor the following:

          "U Sands Prospect
          Jim Hogg and Zapata Counties, Texas

          Limited to 100' above and 100' below the stratigraphic equivalent of the U Sands as seen in the Shell #1 Lopez Well from a measured depth of 15,100' to a measured depth of 18,000', all of Borrower's leasehold interest in the B.S.&F. (F.C. Guerra) Survey No. 86, A-142 (Jim Hogg Co.) and A-436 (Zapata Co.); Sabas De La Garza Survey No. 614, A-117, and the Sabas De La Garza Survey No. 84, A-116.

                                       Release Price: $2,000,000"

      4.    Except  as  amended  and modified  hereby,  the  Loan
Agreement shall remain in full force and effect as heretofore entered into, and Borrower and Lender hereby ratify, adopt and confirm the Loan Agreement as hereby amended.

      IN  WITNESS  WHEREOF, the parties hereto have  caused  this
instrument  to be duly executed on this 15th day of   June,  1994
but effective as of the date first above written.

          BORROWER:           FOREST OIL CORPORATION
          ________
                              By:    /s/Kenton M. Scroggs
                                 ________________________________
                              Name:   Kenton M. Scroggs
                                   ______________________________
                              Title:  Vice President & Treasurer
                                    _____________________________


          LENDER:             JOINT ENERGY DEVELOPMENT
          ______              INVESTMENTS LIMITED PARTNERSHIP

                              By:  Enron Capital Corp.,
                                   its general partner


                                    By:   /s/Andrew S. Fastow
                                       __________________________
                                    Name:  Andrew S. Fastow
                                         ________________________
                                    Title: Vice President
                                          _______________________